EXHIBIT 99.1

For Immediate Release:

November 6, 2009

Your Way Holding Corp. Acquires Industry Concepts and Primp

Englewood, CO – (Business Wire) - Your Way Holding Corp. (OTCBB:YWYH) (the “Company”) today announced that it has acquired Industry Concepts LLC (“IC”), and Primp LLC (“Primp”) textile and garment manufacturing businesses specializing in knit goods.  The Company issued an aggregate of 20,430,000 shares of Common Stock, including 16,430,000 shares to the members of IC and 4,000,000 shares to the members of Primp, in exchange for all of the issued and outstanding member interests of these companies. Lynn Vagi, former Pesident of the Company, stated “We entered into this transaction because of our belief that by doing so we will significantly increase our shareholder’s future opportunity to enhance the value of their respective ownership in our Company.” To facilitate this transaction and eliminate dilution of minority shareholders, members of the Company’s former management agreed to voluntarily redeem an aggregate of 20,430,000 Common Shares held by them back to the Company. In addition, the Company has approved an amendment to its Articles of Incorporation, changing its name to “Industry Concept Holdings, Inc.”

The Company also announced that it has appointed Greg Lorber, Chief Executive Officer and President; Andrea J. Payne Secretary and Alan Elgort Chief Operating Officer, Chief Financial Officer and Treasurer. They replaced former management, who resigned. Mr. Lorber stated that “Our entire organization is excited about this important step in our development towards becoming a leader in the garment industry. We hope and expect that our becoming a trading, reporting company will provide an opportunity for us to access the capital markets to facilitate our proposed expansion of operations.”

About the Company

IC and Primp are engaged in the garment industry, specializing in knit goods and are based in Vernon, CA, a suburb of Los Angeles, CA. IC, founded in 2006, encompasses a vertically integrated approach and is based on a combination of four key elements including; private label manufacturing, in stock premium dyeable products, intellectual property development and management, domestic and international licensing and incubating new brands. Production and manufacturing locations include Los Angeles, Mexico, India and China.

IC has a list of notable clients and currently produces for brands such as TAPOUT, Dillard’s, Bloomingdales, Macy’s, Guess, Bebe, Kiston, The Buckle, Charlotte Russe and Forever 21.

Primp, founded by Wells Butler in 2004, is a fashion-forward and comfortable collection of knits and basics with a contemporary lifestyle feel. Primp emphasizes a contemporary lifestyle line of clothing for women, ages 16-50. Primp is in the initial stages operating wholly owned retail locations, with the flagship store located in Commerce, CA. Primp has intentions to roll out additional stores in premium locations throughout southern California, Nevada, Arizona, Florida and New York. These locations are planned to be premium retail locations as well as factory outlet locations.

The “Primp” brand has been seen being worn by several celebrities and notables of late including Jessica Simpson on the TV reality show “The Newlyweds”, and Sasha Obama, on her first day of school after moving to the White House. One of Brad Pitt and Angelina Jolie’s toddlers was also wearing a Primp outfit in the 2008 “People” magazine spread, the most expensive celebrity photo in the magazine’s history. Primp is routinely featured with numerous top stars in the weekly magazines, newspapers and on television and the internet.

For more information and shareholder relations contact:

Alchemy Financial Services at: 720-949-6038

Safe Harbor Statement

Certain of the statements set forth in this press release constitute "forward-looking statements." Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words "estimate," "project," "intend," "forecast," "anticipate," "plan," "planning," "expect," "believe," "will likely," "should," "could," "would," "may" or words or expressions of similar meaning. Such statements are not guarantees of future performance and are subject to risks and uncertainties that could cause the company's actual results and financial position to differ materially from those included within the forward-looking statements. Forward-looking statements involve risks and uncertainties, including those relating to the Company's ability to grow its business. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, the Company's limited financial resources, domestic or global economic conditions, activities of competitors and the presence of new or additional competition, and changes in Federal or State laws and conditions of equity markets. More information about the potential factors that could affect the Company's business and financial results is included in the Company's filings, available via the United States Securities and Exchange Commission.